Exhibit (a)(1)(iv)

Offer To Exchange

Any and All Outstanding Redeemable Warrants

For

Shares of Class A Common Stock

of

PERSHING SQUARE TONTINE HOLDINGS, LTD.

by

PERSHING SQUARE TONTINE HOLDINGS, LTD.

THE WARRANT EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 9, 2021, UNLESS THE WARRANT EXCHANGE OFFER IS EXTENDED OR TERMINATED.

July 8, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Exchange, dated July 8, 2021 (as it may be amended, supplemented or modified from time to time, the “Offer to Exchange”), and the related Letter of Transmittal and Consent (as it may be amended, supplemented or modified from time to time, the “Exchange Offer Letter of Transmittal” and, together with the Offer to Exchange, the “Warrant Exchange Offer”) in connection with the offer by Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), to exchange up to 22,222,222 of its outstanding redeemable warrants (the “Public Warrants”) for shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), upon the terms and subject to the conditions of the Warrant Exchange Offer.

THE BOARD OF DIRECTORS OF THE COMPANY HAS NOT MADE ANY RECOMMENDATION AS TO WHETHER WARRANTHOLDERS SHOULD TENDER OR NOT TENDER THEIR PUBLIC WARRANTS IN THE WARRANT EXCHANGE OFFER.

We or our nominees are the holder of record of Public Warrants held for your account. A tender of Public Warrants can be made only by us as the holder of record and pursuant to your instructions. The Exchange Offer Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Public Warrants held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Public Warrants held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Exchange and the Exchange Offer Letter of Transmittal.

Please note carefully the following:

1. The Warrant Exchange Offer is being made for up to 22,222,222 Public Warrants.

2. The Exchange Ratio is 0.2650 shares of the Class A Common Stock, $0.0001 par value per Public Warrant.

3. The Warrant Exchange Offer is being made pursuant to the Share Purchase Agreement, dated as of June 20, 2021 (as it may be amended, supplemented or modified from time to time, the “Share Purchase Agreement”), by and between the Company and Vivendi S.E. (“Vivendi”), a corporation (société européenne) incorporated under the laws of France, pursuant to which the Company will purchase 10% of the ordinary shares (such shares, the “UMG Shares”) of Universal Music Group B.V. (“UMG”), a private company with limited liability organized under the laws of the Netherlands, par value €10 per share and distribute those UMG Shares to its stockholders (the “Business Combination”).

4. The board of directors of the Company has unanimously: (i) approved the making of the Warrant Exchange Offer, (ii) approved the Business Combination and the Business Combination Documents (as defined in the Offer to Exchange); (iii) determined that the Business Combination is in the best interests of the Company and its stockholders; and (iv) authorized the Company to enter into the Business Combination Documents (as defined in the Offer to Exchange) and to undertake the various steps required to effectuate the Business Combination.

5. The Warrant Exchange Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on August 9, 2021, (the “Expiration Time,” unless the Company extends or earlier terminates the Warrant Exchange Offer, in which event “Expiration Time” will mean the latest time and date at which the Warrant Exchange Offer, as so extended by the Company, will expire).

6. The Warrant Exchange Offer is not subject to any financing condition or any minimum number of Public Warrants being tendered for exchange. The Warrant Exchange Offer is conditioned on (i) the Share Purchase Agreement not having been terminated and the Company having no reason to believe that the Share Purchase (as defined in the Offer to Exchange) will not be completed pursuant thereto and (ii) other customary conditions.

If you wish to have us tender any or all of your Public Warrants and deliver Consents, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Public Warrants, then all such Public Warrants will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Warrant Exchange Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Public Warrants in any state in which the making of the Warrant Exchange Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, the Company may, in its discretion, take such action as it deems necessary to make the Warrant Exchange Offer comply with the laws of any such state and extend the Warrant Exchange Offer to holders of Public Warrants in such state in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer To Exchange

Any and All Outstanding Redeemable Warrants

For

Shares of Class A Common Stock

of

PERSHING SQUARE TONTINE HOLDINGS, LTD.

by

PERSHING SQUARE TONTINE HOLDINGS, LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange, dated July 8, 2021 (as it may be amended, supplemented or modified from time to time, the “Offer to Exchange”), and the related Letter of Transmittal and Consent (as it may be amended, supplemented or modified from time to time, the “Exchange Offer Letter of Transmittal” and, together with the Offer to Exchange, the “Warrant Exchange Offer”), in connection with the offer by Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), to exchange up to 22,222,222 of its outstanding redeemable warrants (the “Public Warrants”) for shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), upon the terms and subject to the conditions of the Warrant Exchange Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Public Warrants indicated below or, if no number is indicated, all Public Warrants held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Warrant Exchange Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Public Warrants made on behalf of the undersigned will be determined by the Company in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF PUBLIC WARRANTS BEING TENDERED HEREBY:	PUBLIC WARRANTS*

The method of delivery of this Instruction Form is at the election and risk of the tendering warrant holder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 11:59 P.M., New York City time, on August 9, 2021, unless the Warrant Exchange Offer is extended.

*	Unless otherwise indicated, it will be assumed that all Public Warrants held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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